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                                                                   EXHIBIT 23-B







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 1997, included in The Columbia Gas System, Inc.'s 1996 Annual Report on Form 10-K, into the following previously filed registration statements:

     1.   Form S-8 of The Columbia Gas System, Inc. (File No. 33-03869)
     2.   Form S-8 of The Columbia Gas System, Inc. (File No. 33-42776)





New York, New York
March 10, 1997